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                                                                   EXHIBIT 5


[TRW Inc. Letterhead]


March 20, 1998




TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

      and

The Committee on Employee Benefits
of the BDM 401(k) Savings Plan
c/o BDM International, Inc.
1501 BDM Way
McLean, Virginia  22101

Re:   The BDM 401(k) Savings Plan
      ---------------------------

Gentlemen:

As General Counsel of TRW Inc. ("TRW"), I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended, of shares of common stock of TRW ("Shares") and related participation interests to be offered under The BDM 401(k) Savings Plan (the "Plan").

I am familiar with the Plan, as amended to date; the Defined Contribution Plans Master Trust Agreement between BDM International, Inc. ("BDM") and State Street Bank and Trust Company, as amended to date (the "Trust Agreement"); the proceedings taken by BDM in connection with the adoption of the Plan; the proposed issuance and sale of participation interests in the Plan; and the proposed offering of Shares under the Plan. I am also familiar with TRW's Amended Articles of Incorporation and Regulations, in each case as amended to date, and I have examined, or caused to be examined, such other records, documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.



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TRW Inc.
The Committee on Employee Benefits
March 20, 1998
Page 2


Based on the foregoing, I am of the opinion that the Shares will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable. I am further of the opinion that the participation interests in the Plan, created in accordance with the Plan and Trust Agreement, will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and in the Plan documents prepared pursuant to the requirements of Part I of Form S-8.

Sincerely,

/s/ William B. Lawrence

William B. Lawrence